Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated March 23, 2010 relating to the consolidated financial statements of Ezenia! Inc. and subsidiaries for the years ended December 31, 2009 and 2008 included in this Form 10-K into the Company’s previously filed Registration Statements on Form S-8 File Nos. 33-96192, 333-85245, 333-44984, 333-75824 and 333-125415.

/s/ CATURANO AND COMPANY, P.C.

Boston, Massachusetts
March 30, 2010